UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2010

PAULSON CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-18188

Oregon	93-0589534
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

811 S.W. Naito Parkway, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-243-6000

Former name or former address if changed since last report: no change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2010, Karen Johannes, the Chief Financial Officer of Paulson Capital Corp. (the "Registrant") and of the Registrant's operating subsidiary, Paulson Investment Company, Inc. ("PIC"), announced that she intends to resign from these positions effective September 3, 2010, to pursue an opportunity outside the industry.  Ms. Johannes also intends to resign from her position as a member of PIC's Board of Directors. While the Registrant searches for her replacement, it intends to employ Murray G. Smith as the interim chief financial officer of the Registrant and PIC.  Mr. Smith has, since August 2006, worked part-time with the Registrant in the areas of Sarbanes-Oxley compliance, Rule 3012 compliance and profit-sharing plan and other accounting projects.  He also acts part-time as the chief financial officer of Jewett-Cameron Trading Company Ltd., a publicly traded company.  Beginning in January 2001 and prior to joining the Registrant in 2006, Mr. Smith was employed by Intel Corporation where he served in roles of increasing responsibility including most recently, from December 2005 to July 2006, as Sarbanes-Oxley Compliance Manager.  Mr. Smith is a certified public accountant and earned a bachelor of arts degree in business administration from the University of Washington.  Effective September 3, 2010, Registrant will pay Mr. Smith on a monthly basis $6,250 for his Sarbanes-Oxley compliance duties and $5,040 for his interim Chief Financial Officer duties until a permanent chief financial officer is hired.  Mr. Smith will also be entitled to receive the benefits generally available to the Registrant's employees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2010	PAULSON CAPITAL CORP.

	By:	/s/ Chester L. F. Paulson
Chester L. F. Paulson
President and Chief Executive Officer
(Principal Executive Officer)